      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1998

                                             REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                                REMEDYTEMP, INC.
             (Exact name of Registrant as specified in its charter)

                             32122 CAMINO CAPISTRANO
                      SAN JUAN CAPISTRANO, CALIFORNIA 92675
                                 (949) 661-1211
                    (Address of Principal Executive Offices)


           CALIFORNIA                                           95-2890471
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


              1998 REMEDYTEMP, INC. DEFERRED COMPENSATION AND STOCK
                      OWNERSHIP PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plan)

                            -------------------------

                 ALAN M. PURDY                                  WALTER L. SCHINDLER, ESQ.
            CHIEF FINANCIAL OFFICER                            GIBSON, DUNN & CRUTCHER LLP
            32122 CAMINO CAPISTRANO                             4 PARK PLAZA, SUITE 1800
     SAN JUAN CAPISTRANO, CALIFORNIA 92675                    IRVINE, CALIFORNIA 92614-8557
                (949) 661-1211                                       (949) 451-3987
(Name, address, zip code, and telephone number,        (Name, address, zip code, and telephone number
  including area code, of agent for service)             including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                                   PROPOSED
                                                                   MAXIMUM
        TITLE OF                             PROPOSED MAXIMUM     AGGREGATE          AMOUNT OF
    SECURITIES TO BE         AMOUNT TO BE     OFFERING PRICE       OFFERING        REGISTRATION
       REGISTERED             REGISTERED       PER SHARE(1)       PRICE(1)             FEE
--------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $0.01 per share       25,000            $29.25         $731,250.00         $215.72
==================================================================================================

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) based on the average of the high and low prices for the Class A Common Stock of RemedyTemp, Inc. as reported on May 27, 1998 on the Nasdaq National Market.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

--------------------------------------------------------------------------------

This Registration Statement on Form S-8 contains 7 sequentially numbered pages. The Exhibit Index appears at sequentially numbered page 7.

--------------------------------------------------------------------------------

        This Registration Statement on Form S-8 is filed by RemedyTemp, Inc. (the "Company") relating to 25,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), issuable to non-employee, non-officer directors ("Outside Directors") of the Company under the 1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors (the "Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

        (a) The Company's annual report on Form 10K for the year ended September 28, 1997;

        (b) The Company's quarterly report on Form 10-Q for the quarters ended December 28, 1997 and March 29, 1998; and

        (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 7, 1996, which incorporates by reference the description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 333-4276), including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

        For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by the California General Corporation Law, the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and its Amended and Restated Bylaws (the "Bylaws") provide that a director will not be personally liable for monetary damages to the Company or its shareholders for breach of fiduciary duty as a director, except for liability for (i) acts or omissions by the director that involve intentional misconduct or a knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director; (iii) transactions from which the director derived an improper benefit; (iv) acts or omissions by the director that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders; (v) acts or omissions by the director that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders; (vi) unlawful distributions, loans or guarantees as set forth in Section 316 of the California Corporations Code; and
(vii) unlawful transactions between the director and the Company, as provided in
Section 310 of the California Corporations Code. These provisions do not limit or eliminate the rights of the Company or its shareholders to seek non-monetary relief, such as an injunction or rescission.

        The Company has entered into individual indemnification agreements governed by California law with each of its directors and certain officers. The indemnification agreements require the Company to pay, subject to certain limitations, all amounts attributable to any claims made against such an officer or director arising out of acts by such officer or director in their capacity as, or solely because of their position as, an officer and/or director of the Company, provided that such persons acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and its shareholders, and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, the indemnity agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification subject to certain exceptions. The Company carries directors and officers indemnity insurance.

        The indemnification provisions in the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the indemnification agreements entered into between the Company and its non-employee directors may permit indemnification for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        4.1    Specimen Stock Certificate *
        4.2    Shareholder Rights Agreement *
        4.3    Amended and Restated Articles of Incorporation of the Company **
        4.4    Amended and Restated Bylaws of the Company ***
        5.1 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered
        10.1 1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors****

        23.1   Consent of Price Waterhouse LLP, independent accountants
        23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)
        24.1   Power of Attorney (contained on signature page hereto)
        99.1 Trust Agreement under the 1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors

--------------------------
        * Incorporated by reference to the exhibit of the same number to the Company's Registration Statement on Form S-1 (Reg.
               No. 333-4276), as amended.
        ** Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.
        *** Incorporated by reference to the exhibit of the same number to the Company's Registration Statement on Form S-8 (Reg.
               No. 333-47581).
        **** Incorporated by reference to Exhibit 10.24 to the Company's Quarterly Report on From 10-Q for the quarter ended March 29, 1998.


ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan Capistrano, State of California, on May 29 1998.

                                            REMEDYTEMP, INC.

                                            By: /s/ Paul W. Mikos
                                                --------------------------------
                                                Paul W. Mikos
                                                President and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Paul
W. Mikos and Alan M. Purdy his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              NAME                               TITLE                         DATE
        /s/ Paul W. Mikos          Director, President and Chief          May 29 1998
---------------------------------  Executive Officer (Principal
          Paul W. Mikos            Executive Officer)

        /s/ Alan M. Purdy          Chief Financial Officer (Principal     May 29, 1998
---------------------------------  Financial Officer and Principal
          Alan M. Purdy            Accounting Officer)

  /s/ Robert E. McDonough, Sr.     Director, Chairman of the Board        May 29, 1998
---------------------------------
    Robert E. McDonough, Sr.

    /s/ Susan McDonough Mikos      Director, Secretary                    May 29, 1998
---------------------------------
      Susan McDonough Mikos

     /s/ William D. Cvengros       Director                               May 29, 1998
---------------------------------
       William D. Cvengros

        /s/ James L. Doti          Director                               May 29, 1998
---------------------------------
          James L. Doti

      /s/ Robert A. Elliot         Director                               May 29, 1998
---------------------------------
        Robert A. Elliott

               NAME                       TITLE                               DATE
      /s/ J. Michael Hagan         Director                               May 29, 1998
---------------------------------
        J. Michael Hagan

       /s/ John B. Zaepfel         Director                               May 29, 1998
---------------------------------
          John Zaepfel

                                INDEX TO EXHIBITS

                                                                              Sequentially
                                                                                Numbered
   Exhibit No.     Description                                                    Page
   -----------     -----------                                                -------------
       4.1         Specimen Stock Certificate                                       *

       4.2         Shareholder Rights Agreement                                     *

       4.3         Amended and Restated Articles of Incorporation of the           **
                   Company

       4.4         Amended and Restated Bylaws of the Company                      ***

       5.1 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

      10.1         1998 RemedyTemp, Inc. Deferred Compensation and Stock          ****
                   Ownership Plan for Outside Directors

      23.1         Consent of Price Waterhouse LLP independent accountants

      23.2         Consent of Gibson, Dunn & Crutcher LLP (contained in
                   Exhibit 5.1 hereto)

      24.1         Power of Attorney (contained on signature page hereof)

      99.1         Trust Agreement under the 1998 RemedyTemp, Inc. Deferred
                   Compensation and Stock Ownership Plan for Outside
                   Directors

---------------------------
        * Incorporated by reference to the exhibit of the same number to the Company's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.

        ** Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-4276), as amended.

        *** Incorporated by reference to the exhibit of the same number to the Company's Registration Statement on Form S-8 (Reg. No. 333-47581).

        **** Incorporated by reference to Exhibit 10.24 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1998.